Exhibit 10.7(h)

February 12, 2008

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Re:	First Option Event-AGHD/Other in the
Combination Product Development and Commercialization Agreement

To Whom It May Concern:

This letter agreement (“Letter Agreement”) relates to the Combination Product Development and Commercialization Agreement, dated as of July 6, 2007, by and between Genentech and Tercica (“Agreement”). All capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

Tercica informed Genentech that, in lieu of submitting an IND for the first Phase II Clinical Trial of a Non-Short Stature Product for the AGHD Indication to the FDA (as contemplated under Section 2.2(a) of the Agreement), Tercica intends to submit a protocol for the AGHD Indication to the FDA under an existing IND (e.g., IND 76,497, which covers the first Phase II Clinical Trial of a Short Stature Product for the Initial Short Stature Indication) (for purposes of this Letter Agreement, an “AGHD Protocol”).

Therefore, Genentech and Tercica hereby agree that, in the event Tercica submits an AGHD Protocol, the term First Option Event-AGHD/Other (defined in Section 2.2(a)) means that the FDA does not issue a clinical hold order with respect to such AGHD Protocol (or otherwise reject such AGHD Protocol) within thirty (30) days following its receipt thereof.

Except as expressly modified by this Letter Agreement, all of the terms and conditions of the Agreement shall remain in full force and effect. This Letter Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior understanding, oral or written, between the Parties with respect thereto.

1 DNA WAY, SOUTH SAN FRANCISCO, CA 94080-4990      650.225.1000      www.gene.com

If you are in agreement with the foregoing, please have an authorized representative sign both originals of this Letter Agreement in the space provided below, and return one signed original to Genentech. Thank you.

Sincerely, for Genentech, Inc.

Signed:	/s/ Ashraf Hanna
Name:	Ashraf Hanna
Title:	VP Alliance Mgmt

Agreed to by: Tercica, Inc.

Signed:	/s/ Richard King
Name:	Richard King
Title:	COO

1 DNA WAY, SOUTH SAN FRANCISCO, CA 94080-4990      650.225.1000      www.gene.com